Exhibit 99.1

Alaska Communications Reports Second Quarter 2017 Results

-Total Revenue of $58.5 million, a 4.0% increase-

- Business and Wholesale Revenue growth of 8.1%-

-Total Broadband Revenue growth of 13.9%-

ANCHORAGE, Alaska--(BUSINESS WIRE)--August 3, 2017--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the second quarter of 2017.

“I am pleased to report steady progress to our operating plan, reporting 4% increase in total revenues driven by business and wholesale revenue growth of 8.1% and total broadband growth of 13.9%. From an operating and strategic perspective, Alaska Communications is well positioned to create value, and we look forward to reporting continued progress in upcoming quarters,” said Anand Vadapalli, president and CEO of Alaska Communications.

Revenue Highlights: Second Quarter 2017 Compared to Second Quarter 2016

  Total revenues:
    Revenue increased to $58.5 million, up 4.0 percent from $56.3 million.
    Total broadband revenue reached $32.4 million, representing 55 percent of total revenue and up 13.9 percent from $28.4 million.
  Business and wholesale:
    Comprised 62.5 percent of total revenue.
    Revenue grew to $36.6 million, up 8.1 percent from $33.9 million.
    Broadband revenues reached $25.9 million, up 16.7 percent from $22.2 million.
  Consumer:
    Comprised 15.8 percent of total revenue.
    Revenue was $9.3 million, down 2.4 percent from $9.5 million.
    Broadband revenue was $6.5 million, up 3.6 percent from $6.2 million.
  Regulatory:
    Comprised 21.7 percent of total revenue.
    Revenue was $12.7 million, down 1.8 percent from $12.9 million.

Financial Metrics: Second Quarter 2017 compared to Second Quarter 2016

  Operating income was $5.6 million, compared to $4.4 million.
  Net loss was $2.8 million, including extinguishment of debt of $5.2 million and accounts receivable reserves of $1.5 million, compared to net income of $0.3 million.
  Net cash provided by operating activities was $11.8 million, compared to $8.7 million. The increase reflects improved operating performance.
  Capital expenditures were $5.4 million, compared to $8.5 million.

Balance Sheet Metrics: June 30, 2017 compared to December 31, 2016

  Cash was $13.0 million, compared to $21.2 million, reflecting the utilization of cash in the refinancing transactions and other changes in working capital.
  Net debt was $171.0 million, compared to $162.8 million. This increase reflects the change in cash noted above.

Non-GAAP Metrics: Second Quarter 2017 compared to Second Quarter 2016

  Adjusted EBITDA was $14.6 million, compared to $14.0 million.
  Adjusted free cash flow was $2.7 million, compared to ($5.0) million.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the company’s website at http://www.alsk.com in the investment data section.

Laurie Butcher, Alaska Communications senior vice-president of finance, said, “Solid Adjusted EBITDA performance includes certain accounts receivable reserves made as we navigate shifts in funding levels for the Rural Health Care program. Strong sales performance in the first half of the year with a robust delivery funnel and continued attention to cost management are all levers we have at hand to target the guidance range we have provided for 2017.”

2017 Guidance:

The company reaffirms guidance:

  Total Wireline Revenue between $229 million and $235 million
  Adjusted EBITDA between $59 million and $61 million
  Capital Expenditures between $35 million and $38 million
  Adjusted Free Cash Flow between $4 million and $7 million

Conference Call

The Company will host a conference call and live webcast on Thursday, August 3, 2017 at 3:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-888-632-5004 and enter pass code 816759. All other parties can access the call at 1-323-701-0223 and use the same code.

The live webcast of the conference call will be accessible from the “Events Calendar” section of the Company’s website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until September 2, 2017 at 6:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 6699171. All other parties can call 1-719-457-0820 and enter pass code 6699171.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition of these non-GAAP measures is provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release and on our website in the investment data section. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $6.2 million in the six-month period of 2017).

Forward-Looking Statements

This press release includes certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation, Federal and Alaska Universal Service Fund changes including Rural Healthcare Program funding limitations, adverse economic conditions, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt and refinance as required, labor negotiations, including renegotiating our collective bargaining agreement, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company’s relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s SEC filings, including, but not limited to, the sections entitled “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company’s SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Operating revenues	$58,536	$56,262	$115,267	$112,590

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	26,454	25,543	51,596	51,671
Selling, general & administrative	17,438	17,586	35,531	34,926
Depreciation and amortization	9,028	8,640	17,931	17,160
Loss on disposal of assets, net	14	128	33	152

Total operating expenses	52,934	51,897	105,091	103,909

Operating income	5,602	4,365	10,176	8,681

Other income and (expense):
Interest expense	(3,913)	(3,852)	(7,758)	(7,721)
Loss on extinguishment of debt	(5,158)	-	(7,434)	(336)
Interest income	7	6	14	11
Total other income and (expense)	(9,064)	(3,846)	(15,178)	(8,046)

(Loss) income before income tax benefit (expense)	(3,462)	519	(5,002)	635

Income tax benefit (expense)	632	(236)	1,464	(299)

Net (loss) income	(2,830)	283	(3,538)	336

Less net loss attributable to noncontrolling interest	(32)	(34)	(64)	(67)

Net (loss) income attributable to Alaska Communications	$(2,798)	$317	$(3,474)	$403

Net (loss) income per share attributable to Alaska Communications:
Basic and Diluted	$(0.05)	$0.01	$(0.07)	$0.01

Weighted average shares outstanding:
Basic	52,341	51,231	52,177	50,986
Diluted	52,341	52,138	52,177	52,006

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	June 30,	December 31,
Assets	2017	2016

Current assets:
Cash and cash equivalents	$12,982	$21,228
Restricted cash	11,924	1,917
Accounts receivable, net of allowance of $2,365 and $1,115	22,240	25,062
Materials and supplies	5,577	4,917
Prepayments and other current assets	7,340	5,995
Total current assets	60,063	59,119

Property, plant and equipment	1,357,723	1,349,899
Less: accumulated depreciation and amortization	(996,459)	(983,050)
Property, plant and equipment, net	361,264	366,849

Deferred income taxes	16,266	14,718
Other assets	1,773	1,674
Total assets	$439,366	$442,360

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$15,958	$1,973
Accounts payable, accrued and other current liabilities	30,917	38,180
Advance billings and customer deposits	4,351	4,167
Total current liabilities	51,226	44,320

Long-term obligations, net of current portion	171,708	177,626
Other long-term liabilities, net of current portion	60,949	61,538
Total liabilities	283,883	283,484
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	524	515
Additional paid in capital	157,929	159,474
(Accumulated deficit) retained earnings	(1,377)	752
Accumulated other comprehensive loss	(2,574)	(2,910)
Total Alaska Communications stockholders' equity	154,502	157,831
Noncontrolling interest	981	1,045
Total stockholders' equity	155,483	158,876

Total liabilities and stockholders' equity	$439,366	$442,360

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net (loss) income	$(2,830)	$283	$(3,538)	$336
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	9,028	8,640	17,931	17,160
Loss on the disposal of assets, net	14	128	33	152
Amortization of debt issuance costs and debt discount	512	1,005	1,537	2,021
Loss on extinguishment of debt	5,158	-	7,434	336
Amortization of deferred capacity revenue	(870)	(855)	(1,717)	(1,702)
Stock-based compensation	(29)	642	581	1,447
Deferred income tax (benefit) expense	(634)	228	(1,466)	495
Tax deficiencies from share-based payments	-	-	-	(51)
Charge for uncollectible accounts	1,544	209	1,633	77
Other non-cash expense, net	143	197	288	414
Income taxes payable (receivable)	-	8	574	(722)
Changes in operating assets and liabilities	(269)	(1,780)	(6,225)	(1,077)
Net cash provided by operating activities	11,767	8,705	17,065	18,886

Cash Flows from Investing Activities:
Capital expenditures	(5,374)	(8,487)	(10,522)	(13,662)
Capitalized interest	(220)	(245)	(463)	(548)
Change in unsettled capital expenditures	(818)	(4,931)	(2,043)	(9,156)
Proceeds on sale of assets	1	-	4	2,663
Net cash used by investing activities	(6,411)	(13,663)	(13,024)	(20,703)

Cash Flows from Financing Activities:
Repayments of long-term debt	(87,207)	(869)	(174,013)	(11,486)
Proceeds from the issuance of long-term debt	3,000	-	183,000	-
Debt issuance costs and discounts	(291)	(7)	(5,508)	(44)
Cash paid for debt extinguishment	(3,966)	-	(5,279)	(150)
Cash proceeds from noncontrolling interest	-	75	-	75
Payment of withholding taxes on stock-based compensation	-	-	(599)	(472)
Proceeds from issuance of common stock	119	128	119	128
Net cash used by financing activities	(88,345)	(673)	(2,280)	(11,949)

Change in cash, cash equivalents and restricted cash	(82,989)	(5,631)	1,761	(13,766)

Cash, cash equivalents and restricted cash, beginning of period	107,895	29,690	23,145	37,825

Cash, cash equivalents and restricted cash, end of period	$24,906	$24,059	$24,906	$24,059

Supplemental Cash Flow Data:
Interest paid	$6,059	$4,562	$7,595	$6,359
Income taxes paid (refunded), net	$2	$-	$(572)	$577

				Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net (loss) income	$(2,830)	$283	$(3,538)	$336
Add (subtract):
Interest expense	3,913	3,852	7,758	7,721
Loss on extinguishment of debt	5,158	-	7,434	336
Interest income	(7)	(6)	(14)	(11)
Depreciation and amortization	9,028	8,640	17,931	17,160
Loss on disposal of assets, net	14	128	33	152
Income tax (benefit) expense	(632)	236	(1,464)	299
Stock-based compensation	(29)	642	581	1,447
Long-term cash incentives	-	194	-	405
Pension adjustment	-	20	-	41
Net loss attributable to noncontrolling interest	32	34	64	67

Adjusted EBITDA	$14,647	$14,023	$28,785	$27,953

Non-GAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $6.2 million in the six-month period ended June 30, 2017).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2017 Senior Credit Agreement and 2015 Senior Credit Agreements, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income (loss) before interest, loss on extinguishment of debt, depreciation and amortization, gain or loss on asset purchases or disposals, income taxes, stock-based compensation, pension adjustments, net loss attributable to noncontrolling interest and expenses under the Company’s long term cash incentive plan (“LTCI”). LTCI expenses are considered part of an interim compensation structure, which ended in 2016, to mitigate the dilutive impact of additional share issuances for executive compensation.

				Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net cash provided by operating activities	$11,767	$8,705	$17,065	$18,886
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures	(5,374)	(8,487)	(10,522)	(13,662)
Payment for North Slope fiber network	-	(5,500)	-	(5,500)
Proceeds on sale of fiber to joint venture partner	-	-	-	2,650
Amortization of deferred capacity revenue	870	855	1,717	1,702
Amortization of GCI capacity revenue	(516)	(516)	(1,027)	(1,025)
Amortization of debt issuance costs and debt discount	(512)	(1,005)	(1,537)	(2,021)
Interest expense	3,913	3,852	7,758	7,721
Interest paid	(6,059)	(4,562)	(7,595)	(6,359)
Interest income	(7)	(6)	(14)	(11)
Income tax (benefit) expense	(632)	236	(1,464)	299
Income taxes (payable) receivable	-	(8)	(574)	722
Income taxes (paid) refunded, net	(2)	-	572	(577)
Deferred income tax benefit (expense)	634	(228)	1,466	(495)
Tax deficiencies from share-based payments	-	-	-	51
Charge for uncollectible accounts	(1,544)	(209)	(1,633)	(77)
Long-term cash incentives	-	194	-	405
Pension adjustment	-	20	-	41
Net loss attributable to noncontrolling interest	32	34	64	67
Other non-cash expense, net	(143)	(197)	(288)	(414)
Changes in operating assets and liabilities	269	1,780	6,225	1,077
Adjusted free cash flow	$2,696	$(5,042)	$10,213	$3,480

				Schedule 6
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Adjusted EBITDA	$14,647	$14,023	$28,785	$27,953

Less:
Capital expenditures	(5,374)	(8,487)	(10,522)	(13,662)
Payment for North Slope fiber network	-	(5,500)	-	(5,500)
Proceeds on sale of fiber to joint venture partner	-	-	-	2,650
Amortization of GCI capacity revenue	(516)	(516)	(1,027)	(1,025)
Income taxes (paid) refunded, net	(2)	-	572	(577)
Interest paid	(6,059)	(4,562)	(7,595)	(6,359)

Adjusted free cash flow*	$2,696	$(5,042)	$10,213	$3,480

* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

Non-GAAP Measures:

Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, amortization of GCI capacity revenue, and cash receipts and payments associated with the purchase of the North Slope fiber network and establishment of our joint venture with QHL. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being amortized to revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash used by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

				Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Business and wholesale revenue
Business broadband	$16,954	$14,392	$33,235	$28,572
Business voice and other	6,601	7,022	13,232	14,112
Managed IT services	1,151	818	2,058	1,899
Equipment sales and installations	1,343	2,097	2,117	3,684
Wholesale broadband	8,941	7,791	17,258	15,389
Wholesale voice and other	1,612	1,743	3,241	3,758

Total business and wholesale revenue	36,602	33,863	71,141	67,414
Growth in business and wholesale	8.1%		5.5%
Consumer revenue
Broadband	6,460	6,234	12,878	12,376
Voice and other	2,802	3,259	5,712	6,641

Total consumer revenue	9,262	9,493	18,590	19,017

Total business, wholesale, and consumer revenue	45,864	43,356	89,731	86,431
Growth in business, wholesale and consumer revenue	5.8%		3.8%
Growth in broadband revenue	13.9%		12.5%

Regulatory revenue
Access	7,748	7,986	15,689	16,158
High cost support	4,924	4,920	9,847	10,001

Total regulatory revenue	12,672	12,906	25,536	26,159

Total revenue	$58,536	$56,262	$115,267	$112,590
Growth in total revenue	4.0%		2.4%

			Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016

Voice:
Business access lines	72,972	73,313	75,646
Consumer access lines	31,542	32,519	35,600

Voice ARPU business	$23.20	$23.21	$23.79
Voice ARPU consumer	$27.81	$27.66	$28.61

Broadband:
Business connections	15,475	15,223	15,347
Consumer connections	34,675	34,917	33,913

Broadband ARPU business	$367.93	$356.06	$313.92
Broadband ARPU consumer	$61.57	$61.22	$60.91

Churn:
Business voice	1.0%	0.8%	1.0%
Consumer broadband	2.7%	2.1%	2.5%
Consumer voice	1.5%	1.3%	1.5%

		Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	June 30,	December 31,
	2017	2016
2017 senior secured credit facility due 2023	$180,000	$-
Debt discount - 2017 senior secured credit facilities due 2023	(3,000)	-
Debt issuance costs - 2017 senior secured credit facilities due 2023	(3,176)	-
2015 senior secured credit facilities due 2018	-	86,750
Debt issuance costs - 2015 senior secured credit facilities due 2018	-	(1,738)
6.25% convertible notes due 2018	10,044	94,000
Debt discount - 6.25% convertible notes due 2018	(131)	(2,271)
Debt issuance costs - 6.25% convertible notes due 2018	(27)	(467)
Capital leases and other long-term obligations	3,956	3,325
Total debt	187,666	179,599
Less current portion	(15,958)	(1,973)
Long-term obligations, net of current portion	$171,708	$177,626

Total debt	$187,666	$179,599
Plus debt discounts and debt issuance costs	6,334	4,476
Gross debt	194,000	184,075
Cash and cash equivalents	(12,982)	(21,228)
Restricted cash held for 6.25% convertible notes due 2018	(10,044)	-
Net debt	$170,974	$162,847

CONTACT:
Alaska Communications
Investor Contact:
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com
or
Media Contact:
Hannah Blankenship, 907-564-1326
Manager, Corporate Communications
Hannah.Blankenship@acsalaska.com